CONSENT OF COUNSEL

    We consent to the reference to our Firm under the heading “Legal Counsel” in Post-Effective Amendment No. 5 to the Registration Statement of Form N-1A of Brookfield Investment Funds as filed with the Securities and Exchange Commission on or about April 30, 2013.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York
April 30, 2013